EXHIBIT 10.45

Loan No. E577S01F

UNCOMMITTED REVOLVING CREDIT SUPPLEMENT

AND

PROMISSORY NOTE

THIS UNCOMMITTED REVOLVING CREDIT SUPPLEMENT AND PROMISSORY NOTE (the “Supplement”) to the Master Loan Agreement dated February 28, 2003, (the “MLA”) is entered into as of March 19, 2007 between FCSTONE FINANCIAL, INC., West Des Moines, Iowa (the “Company”) and CoBANK, ACB (“CoBank”), and amends and restates the Supplement dated June 8, 2006 and numbered E577S01E.

SECTION 1. The Uncommitted Revolving Credit Facility. On the terms and subject to the conditions set forth in the MLA and this Supplement, CoBank hereby establishes a revocable, revolving credit facility in favor of the Company (the “Facility”) pursuant to which CoBank may, but shall not be obligated to, make loans to the Company from time to time during the term set forth below. CoBank shall have the right in its sole discretion and at any time to terminate the Facility or to refuse to make any loan requested by the Company, all without furnishing prior notice or incurring any liability to the Company. In addition, upon paying all amounts owing hereunder (including, without limitation, all accrued interest and, if applicable, any surcharges contemplated by Section 13 of the MLA), the Company shall have the right to terminate the Facility at any time in its sole discretion and without furnishing prior notice or incurring any liability to CoBank.

SECTION 2. Purpose. The purpose of the Facility is to finance the Company’s purchases of grain from certain grain merchants (“Sellers”) who have agreed to sell grain to (and to later repurchase the grain from) the Company pursuant to the terms of a Master Commodities Sale/Repurchase Agreement, a form of which is attached hereto as Exhibit A and incorporated herein (the “Sale/Repurchase Agreement”). As used herein, “grain” means any agricultural commodity traded on a national exchange and milo.

SECTION 3. Bid Borrowing.

        (A) At such time and from time to time as the Company agrees to purchase grain from a Seller, CoBank agrees that the Company may request CoBank to submit an offer to make a loan to enable the Company to effect the purchase, provided, however, that CoBank may, but shall have no obligation to, submit such offer, and the Company may, but shall have no obligation to, accept any such offer. A request that CoBank submit an offer to make a loan hereunder shall be referred to herein as a “bid request”, and an offer to make a loan that specifies the loan amount, interest rate and maturity shall be referred to herein as the “bid”. Each bid request shall be made only in conjunction with a specific grain purchase from a Seller. Each bid request, whether made orally or in writing, shall be accompanied by a completed copy (which may be a facsimile copy) of a “Confirmation of Trade Under the Master Sales/Repurchase Agreement” as described in, and the form of which is attached as Exhibit “A” to, the Sale/Repurchase Agreement (the “Confirmation”). CoBank may, in response to a bid request, in its discretion, irrevocably submit to the Company a bid containing an offer to make the loan. Each bid must be submitted to the Company, whether orally or in writing, by 10:00 a.m.

(Denver, Colorado time) on the day following the bid request. Each bid shall (i) specify the amount of the loan for which such bid is being made, which shall not exceed 90% of the Sale Price set forth in the Confirmation; (ii) the rate of interest per annum offered for the loan, and (iii) the maturity date of the loan, which date shall be the same as the Repurchase Date as set forth in the Confirmation. Not Later than 11:00 a.m. (Denver, Colorado time) on the day the Company receives CoBank’s bid, the Company shall either reject the bid or accept the bid by giving notice to CoBank by telephone in either case, confirmed by facsimile. Failure to properly notify CoBank of an acceptance of the bid shall be deemed a rejection. Any loan made as result of the Company’s acceptance of CoBank’s bid shall be subject to the terms of the MLA, this Supplement and all other loan documents entered into by the Company in connection with the MLA (collectively, “Loan Documents”).

(B) Notwithstanding the Company’s acceptance of any bid, CoBank shall have no obligation to make the loan described in the bid unless and until CoBank (or a third party collateral custodian acceptable to CoBank) receives possession of the warehouse receipt issued by the warehouse that is storing the grain being purchased by the Company. Such warehouse receipt must be in proper form, properly describing the grain and the grade and quantity thereof, and be properly endorsed over to CoBank (or CoBank must have the power and authority to endorse the warehouse receipt on behalf of the Company if endorsed to the Company). CoBank (or any third party collateral custodian) shall hold such warehouse receipts as custodian pursuant to a Custodial Agreement between CoBank and the Company (and, if applicable any third party collateral custodian). The warehouse receipts shall remain in the name of the Company, but the Company hereby appoints CoBank (or any third party collateral custodian) as its attorney-in-fact to endorse the warehouse receipts to CoBank (or any third party) upon the occurrence of an Event of Default (as defined in the MLA). Such power shall be deemed to be coupled with an interest and shall be irrevocable during the term hereof and for so long as any balance under this Supplement is unpaid. The Company agrees that any purchaser, grantee or transferee of a warehouse receipt from CoBank shall be entitled to rely on CoBank’s (or any third party collateral custodian’s) endorsement thereon as attorney-in-fact for the Company without inquiry as to the existence of CoBank’s authority or the existence of an Event of Default.

If the Company is not in default, CoBank (or any third party collateral custodian) shall surrender warehouse receipts as provided in the Custodial Agreement between the parties as needed for the Company to perform its obligations to sell under its Sale/Repurchase Agreement. CoBank acknowledges that it (or any third party collateral custodian) takes custody of, and rights in, the warehouse receipts subject to the terms of the underlying Sale/Repurchase Agreement and CoBank agrees, for the benefit of the Company and the Company’s customer, that it will, in the event of the Company’s default, exercise CoBank’s rights and remedies as a secured creditor under the Loan Documents, and honor the terms of the underlying Sale/Repurchase Agreement by surrendering (or causing any third party collateral custodian to surrender) the warehouse receipt under the terms thereof upon receipt of payment in accordance with the terms of the Sale/Repurchase Agreement.

SECTION 4. Term. Subject to each party’s right to terminate the Facility at any time, the term of the Facility shall be from the date hereof, up to but not including May 1, 2008. Termination of the Facility shall not affect the maturity date or any other terms of any loan made pursuant to the Facility.

SECTION 5. Interest. The unpaid principal balance of each loan shall bear interest at a fixed rate per annum to be quoted by CoBank in its sole discretion in each instance as part of its Bid. Interest shall be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and be payable monthly in arrears by the 20th day of the following month.

SECTION 6. Promissory Note. The Company promises to repay each loan made under the Facility in full on the Repayment Date set forth in the Confirmation issued in connection with the grain purchase giving rise to the specific loan to the Company (or, if no Repurchase Date is set forth, then on the date that the Seller is required to repurchase the grain, the purchase of which was financed by the specific Loan). The Company promises to repay each such loan regardless of whether the Seller actually repurchases the grain. In addition to the above, the Company promises to pay interest on the unpaid principal balance of the loans at the times and in accordance with the provisions set forth in Section 4 hereof. This note replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Supplement being amended and restated hereby.

SECTION 7. Additional Warranties and Representations. With respect to any grain purchases financed by a loan made pursuant to this Supplement, the Company warrants and represents that: (i) the Seller has entered into a Sale/Repurchase Agreement with the Company (the Seller is described as “Merchant” in the Sale/Repurchase Agreement); (ii) the Sale/Repurchase Agreement is valid and enforceable; (iii) the Seller has complied with all requirements imposed on the Seller by the terms of the Sale/Repurchase Agreement, including fully hedging the subject grain and fully insuring the subject grain against casualty loss; (iv) the Company has complied with all requirements imposed on the Company by the terms of the Sale/Repurchase Agreement; (v) no changes to the Sale/Repurchase Agreement have been made unless approved in writing by CoBank; (vi) the Company has no knowledge that any of the Seller’s warranties and representations in the Sale/Repurchase Agreement (including those in Article 6) are or may not be true in all material respects; (vii) there is and has been no default under the Sale/Repurchase Agreement; and (viii) the Sale/Repurchase Agreement does not conflict with, or require the consent of any party to, any other agreement to which the Company is a party or by which it or its property may be bound or affected, and does not conflict with any provision of the Company’s bylaws, articles of incorporation, or other organizational documents.

SECTION 8. Notice. The Company will promptly notify CoBank of any default, casualty or material adverse development that could reasonably affect a Seller’s ability or willingness to repurchase grain as contemplated by any Confirmation.

SECTION 9. Security. In addition to the security set forth in the MLA, the Company’s obligations hereunder and, to the extent related hereto, the MLA, shall be secured by a first lien (subject only to exceptions approved in writing by CoBank) pursuant to all personal property security agreements executed by the Company in favor of CoBank, whether now existing or hereafter entered into. CoBank’s obligation to extend credit hereunder shall be conditioned upon the receipt by CoBank, in form and content acceptable to CoBank, of such evidence that CoBank may require that it has a duly perfected first lien on all security for the guarantor’s obligations.

IN WITNESS WHEREOF, the parties have caused this Supplement to the MLA to be executed by their duly authorized officers as of the date shown above.

CoBank, ACB

By:	/S/ PAT SCHULTZ
Name: Pat Schultz
Title: Assistant Corporate Secretary

FCSTONE FINANCIAL, INC.

By:	/S/ ROBERT V. JOHNSON
Name: Robert V. Johnson
Title: Treasurer

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